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              AMENDED AND RESTATED LIMITED LIABILITY COMPANY
              AGREEMENT of EAGLE-PICHER TECHNOLOGIES, LLC
              (the "Agreement"), dated as of April 27, 1998, by Eagle-Picher Industries, Inc., an Ohio corporation.
              ---------------------------------------------------



               Eagle-Picher Industries, Inc. organized on February 19, 1998 a limited liability company, and now amends and restates the limited liability company agreement to include the following terms and conditions.

               It is agreed as follows:

               1. Organization. Eagle-Picher Industries, Inc. hereby organizes a limited liability company pursuant to the Delaware Limited Liability Company Act (the "Act") and the provisions of this Agreement and, for that purpose, has caused a Certificate of Formation (the "Certificate") to be prepared, executed and filed with the Secretary of State of the State of Delaware ("Secretary of State") on February 19, 1998. The Company and the Member each hereby approves, authorizes and ratifies the actions of Scott H. Rosenblatt, Esq. of Howard, Darby & Levin, in filing the Certificate with the Secretary of State.

               2. Name. The name of the limited liability company shall be Eagle-Picher Technologies, LLC (the "Company").

               3. Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental thereto.

               4. Principal Office. The Company's principal place of business shall be located at "C" and Porter Streets, Joplin, Missouri 64801. The Company may have such other business offices within or without the State of Delaware as determined from time to time.

               5. Term. The term of the Company shall begin upon the filing of the Certificate with the Secretary of State and shall continue until dissolved in accordance with this Agreement.

               6. Member. The sole member of the Company is Eagle-Picher Industries, Inc., an Ohio corporation (the "Member").

               7. Capital Contributions; Capital Accounts. (a) Initial Capital Contributions. Upon the execution of this Agreement, the Member shall contribute to the Company all property and assets of its Technologies Division pursuant to a Bill of Sale in substantially the form attached hereto as Exhibit A and an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit B.







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               (b) Additional Capital Contributions. The Member may from time to time make additional capital contributions in amounts determined in the sole discretion of the Member, including capital contributions in accordance with the Member's cash management system.

               (c) All capital, whenever contributed, shall be subject in all respects to the risks of the business and subordinate in right of payment to the claims of present or future creditors of the Company and of any successor firm in accordance with this Agreement.

               (d) No interest shall be allowed to the Member by reason of the amount of its capital contribution or Capital Account except as provided in
Section 21.

               8. Allocations. Except as provided in Section 20, each item of income, gain, loss or expense of the Company for any period shall be allocated to the Member.

               9. Distributions. The Company shall distribute to the Member, each business day, all cash received by the Company since the last such distribution.

               10. Management; Director Voting and Meetings. (a) The Member hereby delegates the management of the property, business and affairs of the Company to its Board of Directors (the "Board"). The Board shall have the authority and responsibility of a Board of Directors under the General Corporation Law of the State of Delaware, including the authority to appoint officers of the Company and to define the scope of duties for such officers.

               (b) The Board shall be composed of (i) at least two individuals who have no prior relationship with the Company or its Affiliates (the "Outside Directors"), except as otherwise allowed by the United States Department of Defense (the "DoD"), (ii) at least one individual who shall be designated by, and represent, the Member (the "Inside Director"), and (iii) one or more officers of the Company having DoD personnel security clearance at the level of security clearance of the Company's facility at which such officer is employed (the "Officer Director"). The number of Inside Directors shall not exceed the combined total of Outside Directors and Officer Directors.

               (c) The initial Board shall consist of the following persons each of which shall be the type of Director set forth beside such Director's name:

                         Director                         Type of Director
                         --------                         ----------------
                 Dr. Paul G. Kaminski                         Outside
                 Neil A. Armstrong                            Outside
                 Andries Ruijssenaars                         Inside
                 Joel P. Wyler                                Inside
                 William E. Long                              Officer







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The term "Affiliates" shall mean, with respect to any person, all entities which such person controls, or by which such person is controlled.

               (d) The Board hereby creates the following officers and delegates the following duties to each such officer:

                      (i) Chairman of the Board of Directors. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law. The Chairman of the Board must comply with the requirement of Section 1.01 of the Special Security Agreement.

                      (ii) President and Chief Executive Officer. The President shall be the chief executive officer and shall have general charge and supervision of the business of the Company; and, in general, he shall perform all duties incident to the office of the president of a company, and such other duties as, from time to time, may be assigned to him by the Board or as may be provided by law.

                      (iii) Vice President. The Vice-President or
       Vice-Presidents, at the request of the President or in his absence or during his inability to act, shall perform the duties of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties; or if such determination is not made by the Board, the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board or the President or as may be provided by law.

                      (iv) Secretary. The Secretary shall record all the proceedings of the meetings of the Board of Directors and its committees, if any, in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; he shall be custodian of the records of the Company; [he may affix the company seal to any document the execution of which, on behalf of the Company, is duly authorized, and when so affixed may attest the same;] and, in general, he shall perform all duties incident to the office of secretary of a company, and such other duties as, from time to time, may be assigned to him by the Board or the President or as may be provided by law.

                      (v) Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit or cause to be deposited, in the name of the Company, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in





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        books of the Company and shall render to the President and to the Board, whenever requested, an account of the financial condition of the Company, and such other duties as may be assigned to him the Board or the President or as may be provided by law.

The Board may create such other officers from time to time and delegate such duties as it deems appropriate. The Board shall elect directors to hold office for one year or until such officers' successors are elected.

               (e) Except where (i) the Member's or the Board's approval is expressly required by this Agreement or by the Act or (ii) authority has been expressly vested in the GS Committee (as defined below) by this Agreement or the Department of Defense Special Security Agreement (DD Form 4411), as may be amended (the "Special Security Agreement"), the Board shall have full authority, power and discretion to make all decisions with respect to the Company's business and to perform such other services and activities as set forth in this Agreement.

               (f) Except as otherwise expressly provided in this Agreement or the Act, the Member, solely by reason of being a member of the Company, shall not have the right to control or manage, or take any part in the control or management of, the property, business or affairs of the Company.

               (g) The Board may hold meetings either within or without the State of Delaware. Meetings of the Board may be held without notice at such time and at such place as may from time to time be determined by the Board. A quorum must be present at each meeting of the Board. A majority in number of the Board shall be necessary to constitute a quorum; provided, however, that at least one Outside Director and one Inside Director must be in attendance in order for there to be a quorum present at any meeting of the Board. The Directors shall approve actions to be taken by the Board by a vote of a majority in number of Directors at a meeting at which a quorum is present; provided that any matter involving the Special Securities Agreement or any contract or other arrangement intended to be covered by the protections set forth in the Special Security Agreement that comes before the Board shall require at least one Outside Director's favorable vote as part of a majority.

               (h) Notwithstanding anything set forth in this Agreement, in addition to the affirmative vote of the Board, the prior written consent of the Member shall be required to approve each of the following:

                      (i) the sale, exchange, lease, mortgage, pledge or other transfer or disposition of any property or assets of the Company, other than in the ordinary course of business;

                      (ii) the entry into any agreement to borrow money or to grant a mortgage on, a security interest in, a pledge or otherwise encumbers, any asset of the Company, other than in the ordinary course of business;



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                      (iii) the merger or consolidation of the Company with or
        into another limited liability company, foreign limited liability company or other entity;

                      (iv) the authorization for a confession of judgment against the Company;

                      (v) the assignment for the benefit of creditors of the Company, filing of a voluntary bankruptcy petition, or consent to an involuntary petition, under Title 11 of the United States Code or the reorganization, dissolution or liquidation of the Company;

                      (vi)   the amendment of the Certificate; or

                      (vii) the initiation of action to terminate the Company or the Special Security Agreement (except as provided in Section 13.02 of the Special Security Agreement).

               (i) Notwithstanding anything set forth in this Agreement, the Member is hereby authorized, without the consent of the Board, to adopt the resolutions set forth in Exhibit C hereto.

               (j) In lieu of holding a meeting, the Directors may vote or otherwise take action by a written instrument indicating the consent of the requisite number and type (as provided in Section 10(g) above) of the Directors as would be required for the Directors to take action under this Agreement. If such consent is not unanimous, prompt notice shall be given to those Directors who have not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting.

               (k) Directors may participate in a meeting by conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting (as provided in Section 10(g) above).

               (l) The removal of any Director or the President and the appointment of new or replacement Directors (other than Insider Directors) or a new or replacement President shall be in compliance with Section 1.01 of the Special Security Agreement.

               11. Committees. (a) Government Security Committee. (i) There is hereby established a permanent committee of the Board to be known as the Government Security Committee (the "GS Committee"). The Committee shall consist of all Outside Directors and Officer Directors. The purpose of the GS Committee is to assure that (x) the Company maintains policies and practices to safeguard classified information and controlled unclassified information in the possession of the Company consistent with the terms of the Special Security Agreement and
(y) the protective measures contained in the Special Security Agreement are implemented effectively and maintained throughout the duration of such agreement. Each Director that is a member of the GS Committee shall be cleared to the level of the facility security clearance of the Company and shall be specifically approved for this function by the United States Defense Security Service ("DSS"). One Outside Director shall be designated as Chairman of the GS Committee.



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                      (ii) The GS Committee may hold meetings either within or
        without the State of Delaware. Meetings of the GS Committee may be held without notice at such time and at such place as may from time to time be determined by the GS Committee. A quorum must be present at each meeting of the GS Committee. A majority in number of the members of GS Committee shall be necessary to constitute a quorum. In lieu of holding a meeting, the members of the GS Committee may vote or otherwise take action by a written instrument indicating the consent of the requisite number of the Directors as would be required for the GS Committee to take action under this Agreement or the Special Security Agreement, as applicable. If such consent is not unanimous, prompt notice shall be given to those Directors on the GS Committee who have not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting. The members of the GS Committee may participate in a meeting by conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                      (iii) One Officer Director that is a member of the GS Committee shall be designated by the GS Committee to assure that all records, journals and minutes of the GS Committee are maintained and readily available for inspection by the DSS.

               (b) Compensation Committee. The Board shall establish a permanent committee of the Board, consisting of at least one Outside Director and one Inside Director, to be known as the Compensation Committee. The Compensation Committee shall be responsible for reviewing and approving recommendations for the annual compensation of the Company's principal officers, pursuant to the Special Security Agreement.

               (c) Other Committees. The Board may designate other standing committees of the Board; provided, that all such additional committees shall be created and shall operate in compliance with the terms of the Special Security Agreement.

               12. Compliance with Special Security Agreement. THE COMPANY, THE MEMBER, AND THE DIRECTORS AND THE OFFICERS SHALL COMPLY IN ALL RESPECTS WITH THE TERMS, RESTRICTIONS, LIMITATIONS AND PROVISIONS OF, AND IN NO WAY VIOLATE, THE SPECIAL SECURITY AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT D. In the case of any conflict, as to the management of the Company, between the terms of this Agreement and the terms of the Special Security Agreement, the terms of the Special Security Agreement shall govern. All notices to be provided and consents to be obtained by the Company, the Member, any Director or the President pursuant to the Special Security Agreement shall be provided or obtained, as the case may be, in accordance with the Special Security Agreement.

               13. Assignments. The Member may not sell, assign or otherwise transfer in whole or in part its membership interest in the Company without the affirmative vote or written consent of the GS Committee, which vote or consent may be withheld in its sole discretion. Any sale, assignment or other transfer that is not in compliance with this Section shall be null and void.




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               14. Withdrawal. The Member may not withdraw from the Company without the affirmative vote or written consent of the GS Committee, which vote or consent may be withheld in their sole discretion. Until such withdrawal becomes effective, the Member shall in all respects continue to be a member hereunder.

               15. Admission of an Additional Member. One or more additional members of the Company may be admitted to the Company at any time or from time to time with the affirmative vote of (x) the Member and (y) all members of the GS Committee. Upon the admission of an additional member, this Agreement shall be amended and restated as agreed by the Member, such additional member and the Board. Each new member will be required to execute an agreement pursuant to which such member becomes bound by the terms of this Agreement and the Special Security Agreement.

               16. Events of Dissolution. (a) The Company shall be dissolved upon the happening of any of the following events:

                      (i)    the written consent of the Member;

                      (ii)   at any time there are no members; or

                      (iii) the entry of a decree of judicial dissolution under
        Section 802 of the Delaware Act.

               (b) The resignation or bankruptcy of any member or the occurrence of any other event that terminates the continued membership of any member shall not cause the Company to be dissolved or its affairs to be wound up, and upon the occurrence of any such event, the Company shall be continued without dissolution, unless such event results in the Company having no members.

               17. Liability of Member. The Member shall not have any liability (personal or otherwise) for the obligations or liabilities of the Company except to the extent provided in the Act.

               18. Exculpation of the Directors and Officers. None of the Directors or the officers shall have liability (personal or otherwise) to the Company or the Member for damages for any breach of duty in such capacity; provided that nothing in this Section shall eliminate or limit the liability of the Directors or the officers if a judgment or other final adjudication adverse to any such Director or officer establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which such Director or officer was not legally entitled or that with respect to a distribution to the Member the acts of such Director or officer were not performed in accordance with the Act.

               19. Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Directors, the officers and the Member and their respective directors, trustees, shareholders, officers, employees and agents (collectively, the "Indemnitees"), from and against any and all costs, liabilities, claims, expenses, including reasonable attorneys' fees,





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and damages (collectively, "Losses") paid or incurred by any such Indemnitee in connection with the conduct of the Company's business in accordance with this Agreement and the Act, except that no Indemnitee shall be entitled to indemnification in respect of any Loss incurred by such Indemnitee by reason of such Indemnitee's gross negligence or willful misconduct. Any indemnity under this Section shall be provided out of and to the extent of Company assets only and the Member shall not have any personal liability on account thereof. All rights of an Indemnitee under this Section shall survive the dissolution of the Company and the withdrawal of the Indemnitee from membership in the Company and shall inure to the benefit of such Indemnitee's heirs, personal representatives, successors and assigns.

               20. Liquidation. (a) Upon dissolution of the Company, a person selected by the Member shall be the liquidator of the Company (the "Liquidator"). The Liquidator shall liquidate the assets of the Company and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                      (i) to creditors of the Company (other than the Member);
        and

                      (ii) the balance to the Member;

provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Company for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.

               21. Tax Matters. The Member and the Company intend that the Company be treated as an entity with a single owner electing to be disregarded as a separate entity for United States federal income tax purposes, and all applicable state and local income tax purposes, and will file such necessary and appropriate forms in furtherance thereof. The Company's fiscal and taxable year will end on November 30 of each year; provided, however, if either the fiscal or taxable year of the Member is changed such that it shall end on a date other than November 30, the fiscal or taxable year, as the case may be, of the Company shall be changed so as to be consistent with the fiscal or taxable year of the Member. The Member, or its authorized agent, shall be the only person authorized to prepare, execute and file tax returns and tax reports on behalf of the Company and to represent the Company before the Internal Revenue Service and any state or local taxing authority.

               22. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (other than the conflicts of law rules), all rights and remedies being governed by said laws.

               23. Amendments. Except as otherwise provided by this Agreement or the Act, this Agreement may be amended by the Member; provided, however, that no provision of Sections 10, 11, 12, 13, 14 or 15 shall be amended without the consent of all members of the GS Committee.

               24. Power of Attorney. The Member hereby constitutes and appoints the President or, if a Liquidator shall have been selected pursuant to Section 20, the Liquidator, as the Member's true and lawful agent and attorney in fact ("Agent"), with full power of substitution, with






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full power and authority in the Member's name, place and stead to execute, acknowledge, deliver and file all such documents which the Agent deems necessary or appropriate (i) to continue the existence or qualification of the Company as a limited liability company under the laws of any state or jurisdiction, (ii) to reflect amendments to this Agreement or the Certificate made pursuant hereto,
(iii) to reflect the dissolution or liquidation of the Company pursuant to the terms hereof, or (iv) to reflect the admission, withdrawal or expulsion of any member pursuant to the terms hereof. The foregoing power of attorney is hereby declared irrevocable and a power coupled with an interest and shall extend to each Member's successors and assigns, heirs or representatives.

               25. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

               IN WITNESS WHEREOF, the Member has executed this Agreement.


                                         EAGLE-PICHER  INDUSTRIES,  INC.



                                         By: /s/ ANDRIES RUIJSSENAARS
                                             ___________________________________
                                             Andries Ruijssenaars, President and
                                               Chief Executive Officer